Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Olo  Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities
	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Primary Offering of Securities:

Fees to Be Paid	Equity	Class A Common Stock, par value $0.001 per share	Rule 456(b) and Rule 457(r)	—	—	—	—	—

Fees to Be Paid	Equity	Preferred Stock, par value $0.001 per share	Rule 456(b) and Rule 457(r)	—	—	—	—	—

Fees to Be Paid	Debt	Debt Securities	Rule 456(b) and Rule 457(r	—	—	—	—	—

Fees to Be Paid	Equity	Warrants	Rule 456(b) and Rule 457(r	—	—	—	—	—

Fees to Be Paid	Equity	Units	Rule 456(b) and Rule 457(r	—	—	—	—	—
Fees to Be Paid	Total Registration Fee:			—	—	—	—	—
Carry Forward Securities

Carry Forward Securities	Total Offering Amounts	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	Total Offering Amounts							N/A

	Total Fees Previously Paid							N/A	—

	Total Fee Offsets							$73,800.00(3)	—

	Net Fee Due							N/A

Table 2: Fee Offset Claims and Sources

Rule 457(p)

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Fee Offset Claims	Olo Inc.	POSASR	333-264074	February 21, 2024		$73,800.00(3)	Unallocated (Universal Shelf)	Unallocated (Universal Shelf)	(3)	$500,000,000

Fee Offset Sources	Olo Inc.	POSASR	333-264074		February 21, 2024						$73,800.00 (3)

(1)
An unspecified aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at unspecified prices. There is also being registered hereunder such currently indeterminate number of (i) shares or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) shares of debt securities, common stock, preferred stock or units as may be issued upon exercise of warrants registered hereby, as the case may be, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(2)
The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all of the registration fee. In connection with the securities offered hereby, the registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(3)
The registrant has previously registered the offer and sale of up to $500,000,000 of securities pursuant to Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-264074), as filed by the Company with the Securities and Exchange Commission on February 21, 2024, originally filed and effective on February 21, 2024, as amended by Post-Effective Amendment No. 2 filed on February 21, 2024 (the “Prior Registration Statement”). In connection with the filing of the Prior Registration Statement, the registrant made a contemporaneous fee payment in the amount of $73,800.00. Of the $500,000,000 of securities registered for potential issuance and sale by the Registrant under the Prior Registration Statement, all of the securities remain unsold (the “Unsold Securities”). Pursuant to Rule 457(p) under the Securities Act, the registration fee of $73,800.00 that has already been paid and remains unused with respect to the Unsold Securities will offset any registration fee due in connection with this registration statement. Concurrently with the filing of this registration statement, any offering of the Unsold Securities pursuant to the Prior Registration Statement is hereby terminated.